As filed with the Securities and Exchange Commission on January 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACUCELA INC.

(Exact name of registrant as specified in its charter)

Washington	02-0592619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Suite 4200

Seattle, WA 98101

(Address of registrant’s principal executive office) (zip code)

2014 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ryo Kubota, M.D., PhD.

Chairman, President and Chief Executive Officer

Acucela Inc.

1301 Second Avenue, Suite 4200

Seattle, WA 98101

(Name and address of agent for service)

(206) 805-8300

(Telephone number, including area code, of agent for service)

Copies to:

Broady R. Hodder

Andrew J. Bond

Davis Wright Tremaine LLP

Suite 2200, 1201 Third Avenue

Seattle, WA 98101-3045

(206) 622-3150

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, without par value	1,460,684 shares	$6.83	$9,976,472	$1,004.63

(1)	This Registration Statement covers an additional 1,460,684 shares of common stock authorized to be offered and sold under the Acucela Inc. 2014 Equity Incentive Plan (the “Plan”) pursuant to an “evergreen provision” contained in the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of additional shares of the Registrant’s common stock that may be issuable as a result of stock splits, stock dividends, or similar transactions.
(2)	Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s shares of common stock as reported on the Mothers Market of the Tokyo Stock Exchange on December 30, 2015, translated into United States dollars at an exchange rate of US$1.00 = 120.60 Japanese Yen, which is the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on December 30, 2015.
(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(h)(1) and 457(c) of the Securities Act, based on a rate of $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Acucela Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register an additional 1,460,684 shares of the Registrant’s common stock, without par value, for issuance under the Acucela Inc. 2014 Equity Incentive Plan, as amended (the “Plan”) in connection with an “evergreen provision” contained in the Plan. Pursuant to such evergreen provision, the number of shares of the Registrant’s common stock available for grant and issuance under the Plan is automatically increased on January 1 of each year of 2015 through 2024, by the lesser of (i) four percent (4%) of the number of the Registrant’s issued and outstanding shares of common stock on each December 31 immediately prior to the date of increase or (ii) such number of the Registrant’s shares of common stock determined by the Registrant’s board of directors. Accordingly, effective January 1, 2016, an additional 1,460,684 shares of the Registrant’s common stock became available for issuance under the Plan, which the Registrant is registering under this Registration Statement.

In accordance with General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 7, 2014 (File No. 333-193811) and August 24, 2015 (File No. 333-206540), except to the extent otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

(c)	the Registrant’s Current Reports on Form 8-K filed on February 2, 2015, March 2, 2015, March 3, 2015, March 4, 2015, March 26, 2015, March 30, 2015, May 4, 2015, May 7, 2015, May 19, 2015, June 4, 2015, June 22, 2015, June 29, 2015, July 2, 2015, November 24, 2015, November 27, 2015 and December 15, 2015; and

(d)	the description of the Registrant’s shares of common stock, without par value (the “Common Stock”), contained in the Registrant’s registration statement on Form 8-A (File No. 000-55133), filed by the Registrant with the SEC on January 27, 2014, and any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the SEC. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.02 to Form S-1 filed on December 17, 2013 (File No. 333-192900))

4.2	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.04 to Form S-1 filed on December 17, 2013 (File No. 333-192900))

4.3	Acucela Inc. 2014 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.21 to Form 10-K for the fiscal year ended December 31, 2014 filed on March 30, 2015 (File No. 000-55133))

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on this 6th day of January, 2016.

ACUCELA INC.

By:	/s/ Ryo Kubota
Name:	Ryo Kubota, M.D., PhD.
Title:	Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryo Kubota, M.D., PhD. and John Gebhart, or either of them acting alone or together, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Ryo Kubota Ryo Kubota, M.D., Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 6, 2016

/s/ John Gebhart John Gebhart	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	January 6, 2016

/s/ Shintaro Asako Shintaro Asako	Director	January 6, 2016

/s/ Shiro Mita Shiro Mita	Director	January 6, 2016

/s/ Eisaku Nakamura Eisaku Nakamura	Director	January 6, 2016

/s/ Robert Takeuchi Robert Takeuchi	Director	January 6, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.02 to Form S-1 filed on December 17, 2013 (File No. 333-192900))

4.2	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.04 to Form S-1 filed on December 17, 2013 (File No. 333-192900))

4.3	Acucela Inc. 2014 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.21 to Form 10-K for the fiscal year ended December 31, 2014 filed on March 30, 2015 (File No. 000-55133))

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)